UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 13, 2015, Minerva Neurosciences, Inc. (the “Company”) issued a press release announcing a contemplated private placement of common stock and warrants (the “private placement”), which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is also furnishing as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K, certain information provided to investors and potential investors in connection with the private placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock, warrants or other securities of the Company.

The information contained in this Item 7.01 and the attached Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of such in formation shall not be deemed an admission as to the materiality of any information herein or therein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Minerva Neurosciences, Inc. dated March 13, 2015.

99.2	Minerva Neurosciences, Inc. Selected Financial Data Sheet, dated March 2015

99.3	Minerva Neurosciences, Inc. Investor Presentation, dated March 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark Levine
Name:	Mark Levine
Title:	Vice President, General Counsel and Secretary

Date: March 13, 2015

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release of Minerva Neurosciences, Inc. dated March 13, 2015.

99.2	Minerva Neurosciences, Inc. Selected Financial Data Sheet, dated March 2015

99.3	Minerva Neurosciences, Inc. Investor Presentation, dated March 2015